UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BROOKFIELD REINSURANCE LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Ideation House, First Floor 90 Pitts Bay Road, Pembroke, HM08, Bermuda	HM08
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A-1 Exchangeable Non-Voting Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-274058

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the class A-1 exchangeable non-voting shares of Brookfield Reinsurance Ltd. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of our Share Capital” in the Registrant’s registration statement on Form F-4 (File No. 333-274058), originally filed with the Securities and Exchange Commission on August 18, 2023, as amended thereafter (the “Registration Statement”), which information is incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation and Memorandum of Association of Brookfield Reinsurance Ltd. (incorporated by reference to Exhibit 3.1 to Brookfield Corporation’s and Brookfield Reinsurance Ltd.’s Form F-1 filed with the SEC on April 1, 2021)

3.2	Second Amended and Restated Bye-laws (as amended) of Brookfield Reinsurance Ltd. (incorporated by reference to Exhibit 3.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on August 18, 2023)

3.3	Certificate of Name Change of Brookfield Reinsurance Ltd., dated December 9, 2022 (incorporated by reference to Exhibit 99.1 to Brookfield Reinsurance Ltd.’s Form 6-K filed with the SEC on December 15, 2022)

10.1	Amended and Restated Rights Agreement, dated March 21, 2023, by and among Brookfield Corporation, Brookfield Reinsurance Ltd. and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to Brookfield Reinsurance Ltd.’s Form 20-F for the year ended December 31, 2022 filed with the SEC on March 31, 2023)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKFIELD REINSURANCE LTD.

Date: November 14, 2023	By:	/s/ Thomas Corbett
Name: Thomas Corbett Title: Chief Financial Officer